                                    Exhibit 99.1

CUSTOM TRUCK ONE SOURCE TO ANNOUNCE THIRD QUARTER 2021 RESULTS

KANSAS CITY, Mo., – October 26, 2021 – Custom Truck One Source, Inc. (NYSE: CTOS) today announced it will release third quarter 2021 financial results after the market close on Tuesday, November 9, 2021.

Management will discuss the results on a conference call at 5:00 pm ET on Tuesday, November 9, 2021. The webcast and a presentation of financial information will be publicly available at investors.customtruck.com. To listen by phone, please dial 1-800-897-4057 or 1-416-981-9006. A replay of the call will be available until midnight, Tuesday, November 16, 2021, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 21998618.

ABOUT CUSTOM ONE TRUCK ONE SOURCE
Custom Truck One Source, Inc. (NYSE: CTOS) is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company's solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company's team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.

INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
844.403.6138
investors@customtruck.com